Exhibit 99.2

Transcript of January 31, 2001 investor conference

    Good day and welcome to this ATK conference entitled Acquisition of Thiokol Propulsion.

    Mr. Mark Mele

    Good morning everyone. I'd like to welcome you to our conference call today. The topic is ATK's acquisition of the Thiokol Propulsion business.

    With me today are Paul David Miller ("PDM"), ATK's Chairman and Chief Executive Officer; Scott Meyers, ATK's President; Eric Rangen, ATK's Chief Financial Officer; and Steve Wold, ATK's Director of Investor Relations.

    I'd like to remind everyone that during today's discussion we will be making forward-looking statements regarding projected sales, cash flow, and earnings. All forward-looking statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties including the effects of government budgets and requirements, contracting practices of the Company's current and prospective customers, economic conditions, competitive environment, program performance, and timing of awards and contracts. Therefore, actual results may differ materially from anticipated results. Additional information concerning factors that could cause actual results to differ materially from those in the forward-looking statements is contained in the Company's SEC reports, including but not limited to, the report on Form 10-K for the year ended March 31, 2000.

    With that housekeeping behind us, I'd now like to turn the call over to PDM

    Thanks, Mark.

    Good morning.

    I'm sure there's lots of questions out there about the Thiokol acquisition, and so what I want to do is just put a little bit of meat on the skeletal announcement that Alcoa and ATK released early this morning.

    What we've done is put together a company that have the following attributes:

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  We'll have sales of approximately $1.7 billion

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  Backlog of about $4 billion ($5 billion counting multi-year contracts)

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  We'll have about 10,000 employees

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  A combined EBITDA of approximately $300 million

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  Combined operating margins about 13%

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  I've told all of you that I wouldn't do an acquisition that wasn't accretive, and I've gotten lots of questions over the last year of what we were going to do next.

    First, I want to let you know that we're still on track for AFY01 (ATK fiscal year 2001). What we expect for AFY02 is that this will give us another 5 to 10 cents per share. We expect to be up in AFY03 by about another 50 cents a share.

    I remember clearly that when I took the reigns of ATK, I made my courtesy calls on most of you—our larger shareholders and analysts. Something that clearly stuck in my mind was under-promise and over-perform. I think we've done that the last couple of years, and it's my goal to continue using that as my personal bumper sticker.

    This is a fully funded acquisition. We modeled this thing heavily, as you can imagine, and with interest rates coming down all of us around this table are even more comfortable. What conveys once the Thiokol acquisition is closed are some really significant, important, major programs:

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  The Space Shuttle (the boosters for the space shuttle)

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  Minuteman

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  Additional Trident II revenue

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  Commercial space boosters (the Castor program)

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  Upper stage propulsion systems for satellite deployment—they're called Star Motors

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  Delta 4 liquid propulsion engine components

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  The extended-range guided munition rocket motor

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  We'll be into Navy theatre-wide propulsion and we'll be into HARM and Harpoon tactical rocket motors.

    This is very complimentary stuff to what we do today for our nation.

    One of the attributes that Thiokol has—what attracted us—is their great work force. They have, of course a recognizable brand name, and they have great technologies.

    As I've mentioned, this will be accretive to ATK in the first year with minimal synergies. What I'm really pleased about, and what has been one of our goals here, is that it sort of diversifies ATK's existing business base. It rounds out a little more fully our customer portfolio. It adds NASA now as a major customer and the shuttle will be approximately 20% of ATK's business. It increases ATK's revenues and earnings visibility. It adds long-term shuttle work, long-term Trident work, and the Minuteman work, and I think all would have to agree a total backlog of $5 billion for this size company, when you include the multi-years, is very impressive.

    We will have strong cash flows from both the space and strategic programs. All of you that I've spoken with know clearly that I take debt responsibilities very, very seriously, and we plan to create value from the de-leveraging because we are going to put a spotlight on that particular capability.

    It adds a strong research and development capability. I'm really enthusiastic about this! Thiokol holds some of the world's best scientific minds in the area of propulsion, and we look forward to combining that with our experts and the research and development capability of ATK will be enhanced. It supports the growth elements in ATK's business base—missile defense—and we all know that's in the spotlight now, NMD and the Navy theatre-wide missile defense will be involved on both sides of the equation.

    It adds another layer of gun launch munitions. The capability of those programs that I've mentioned to you in ERGM, advanced gun systems, and propellant technology. I think we're now in a little bit better position to support the Army's future combat system and leveraging the R&D capability that I talked about earlier.

    I think that this step is one that the solid propulsion industry sort of was looking for. They knew that it had to be done. We look forward to increased technological innovation in this very, very important area to both commercial space, to national security, and to the space program.

    So, in summary, we are enthusiastic. We are pleased to have this opportunity to bring these companies together. We look forward to closing because it creates a very solid company. You know that in the last two years we've worked hard to take ATK and to mold it into a company that runs in a very sort of a diversified manner. By that, I mean we lead from corporate but we have youngsters in charge of all our companies that are doing a terrific job. I sent out a personal hand written note to every employee this morning and I complimented them because it's their work the last couple of years that permitted us to come to this decision.

    We have a very, very strong base at ATK, and then when you overlay a company like Thiokol on it, it just makes us that much stronger. I think it's an excellent move for our customers, our employees, and our shareholders. Some of you, when I would talk with you, I would mention this vision that I had about a tough company. That is a company that did those things where safety was awfully important, where care for the environment was essential, and we're putting that together. This is another step to that end, and we're looking forward to even doing more.

    We'll keep you posted. I think that you all know that myself, Scott, and now Eric Rangen, our new CFO, and our investor relation's team, Mark and Steve, we've been very, very open and forthcoming and strive to continue our tradition of ATK as a shareholder-friendly company. I want you to know that we're committed to doing that and we will keep shareholders, we'll keep analysts, we'll keep all of you well informed as we move forward.

    I'll turn it back over to Mark.

    Mark Mele

    I rarely get to use this command that PDM gave me at one point in time down the road, but he's always given me authorization to come back and say what the Admiral really meant to say. So I'll take the opportunity right now just for one point of clarification in PDM's comments.

    We are on track for FY01. The addition of the Thiokol acquisition is accretive to us in FY02 of between 5 and 10 cents per share. That, by the way, takes us over our long-time (EPS) commitment, on a pre-split basis of $8 a share for FY02. In the following year, FY03, what we're looking at from an accretion standpoint, is 50 cents per share over the current numbers for FY03.

    PDM. Mark frowned when I fumbled through that. He felt compelled to make sure that everybody knew precisely what it was and he was absolutely appropriate in saying "What the Admiral meant to say" and thank you.

    With that, that concludes our conference call. As PDM said, as we move through this process and the acquisition we're all very excited about it. We will continue to keep the community informed with the progress and provide additional guidance when appropriate.

    Thank you.